UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(RULE
14a-101)
Information Required in Proxy Statement
Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

SLR Investment Corp.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SLR INVESTMENT CORP.
500 Park Avenue
New York, New York 10022
(212)
993-1670
September 13, 2022
Dear Fellow Stockholder:
You are cordially invited to attend the 2022 Annual Meeting of Stockholders (the “Meeting”) of SLR Investment Corp. (the “Company”) to be held virtually on October 26, 2022 at 11:00 a.m., Eastern Time. The Meeting will be held solely on the Internet by virtual means. You will be able to participate in the Meeting, vote and submit your questions via live webcast by visiting
www.virtualshareholdermeeting.com/SLRC2022
.
The notice and accompanying proxy statement provide an outline of the business to be conducted at the Meeting. You will be asked to: (i) elect one director of the Company; and (ii) approve a proposal to authorize the Company to sell shares of its common stock at a price or prices below the Company’s then current net asset value per share in one or more offerings, in each case subject to the approval of its board of directors and compliance with the conditions set forth in the proxy statement (including, without limitation, that the number of shares issued does not exceed 25% of the Company’s then outstanding common stock immediately prior to each such offering).
It is important that your shares be represented at the Meeting. If you are unable to participate in the Meeting, I urge you to complete, date and sign the enclosed proxy card and promptly return it in the postage-paid, self-addressed envelope provided. If you prefer, you can save time by voting through the Internet or by telephone as described in the proxy statement and on the enclosed proxy card. Your vote and participation in the governance of the Company is very important to us.
To vote or to submit your questions during the Meeting, please log on to
www.virtualshareholdermeeting.com/SLRC2022
. You will need to enter the 16 digit control number on your enclosed proxy card. Your vote is important to us.

Sincerely yours,

Michael S. Gross
Chairman, Co-Chief Executive Officer and President
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on October 26, 2022.
Our proxy statement and annual report on Form
10-K
for the year ended December 31, 2021 are available on the Internet through our website at
http://www.slrinvestmentcorp.com/Investors/SEC-Filings
.
The following information applicable to the Meeting may be found in the proxy statement and accompanying proxy card:

•	The date and time of the meeting;

•	A list of the matters intended to be acted on and the Company’s Board of Directors’ recommendations regarding those matters;

•	Any control/identification numbers that you need to access your proxy card; and

•	Information about attending the meeting and voting your shares via the Internet.

SLR INVESTMENT CORP.
500 Park Avenue
New York, New York 10022
(212)
993-1670

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 26, 2022

To the Stockholders of SLR Investment Corp.:
The 2022 Annual Meeting of Stockholders (the “Meeting”) of SLR Investment Corp. (the “Company”) will be held virtually on October 26, 2022 at 11:00 a.m., Eastern Time. The Meeting will be held solely on the Internet by virtual means. You will be able to participate in the Meeting, vote and submit your questions via live webcast by visiting
www.virtualshareholdermeeting.com/SLRC2022
.
The Meeting will be held solely on the Internet by virtual means. You must have your 16 digit control number, which can be found on your proxy card, in order to access the Meeting. Additional information on how you can attend and participate in the Meeting can be found on your proxy card.
The Meeting will be held for the following purposes:
1. To elect one director of the Company, who will serve for a term of three years, or until his successor is duly elected and qualified;
2. To approve a proposal to authorize the Company to sell shares of its common stock at a price or prices below the Company’s then current net asset value per share in one or more offerings, in each case subject to the approval of its board of directors and compliance with the conditions set forth in the proxy statement (including, without limitation, that the number of shares issued does not exceed 25% of the Company’s then outstanding common stock immediately prior to each such offering); and
3. To transact such other business as may properly come before the meeting.
You have the right to receive notice of, and to vote at, the Meeting if you were a stockholder of record at the close of business on August 31, 2022. If you are unable to participate in the Meeting, please sign the enclosed proxy card and return it promptly in the self-addressed envelope provided or vote by telephone or through the Internet. Please refer to the voting instructions provided on your proxy card. In the event there are not sufficient votes for a quorum or to approve the proposals at the time of the Meeting, the Meeting may be adjourned in order to permit further solicitation of proxies by the Company.

By Order of the Board of Directors,

Richard L. Peteka
Corporate Secretary
New York, New York
September 13, 2022
This is an important Meeting. To ensure proper representation at the Meeting, please complete, sign, date and return the proxy card in the enclosed, postage-paid, self-addressed envelope or vote by telephone or through the Internet. Even if you vote your shares prior to the Meeting, you still may virtually attend the Meeting and vote your shares via the Internet while virtually attending the Meeting if you wish to change your vote.

SLR INVESTMENT CORP.
500 Park Avenue
New York, New York 10022
(212)
993-1670

PROXY STATEMENT
2022 Annual Meeting of Stockholders

This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors of SLR Investment Corp. (“SLR Investment,” the “Company,” “we,” “us” or “our”) for use at the Company’s 2022 Annual Meeting of Stockholders (the “Meeting”) to be held virtually on October 26, 2022 at 11:00 a.m., Eastern Time. The Meeting will be held solely on the Internet by virtual means. You can virtually attend the Meeting online, vote your shares electronically and submit questions during the Meeting by visiting
www.virtualshareholdermeeting.com/SLRC2022
, and at any postponements or adjournments thereof. You will need to enter the 16 digit control number on your enclosed proxy card. It is important to note that stockholders have the same rights and opportunities by participating in a virtual meeting as they would if attending an in-person
meeting. This Proxy Statement, the accompanying proxy card and the Company’s Annual Report for the fiscal year ended December 31, 2021, are first being sent to stockholders on or about September 13, 2022. We encourage you to vote your shares, either by voting via the Internet while virtually attending the Meeting or by granting a proxy (
i.e.
, authorizing someone to vote your shares). If you properly sign and date the accompanying proxy card or vote by telephone or through the Internet, and the Company receives it in time for voting at the Meeting, the persons named as proxies will vote your shares in the manner that you specify.
If you give no instructions on the proxy card, the shares covered by the proxy card will be voted FOR the election of the nominee as a director and FOR the other matters listed in the accompanying Notice of Annual Meeting of Stockholders.
If you are a “stockholder of record”
(i.e.,
you hold shares directly in your name), you may revoke a proxy at any time before it is exercised by notifying the proxy tabulator, Broadridge Financial Solutions, Inc. (“Broadridge”), in writing, by submitting a properly executed, later-dated proxy, or by voting virtually via the Internet at the Meeting. Please send your notification to SLR Investment Corp., c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717. Any stockholder of record attending the Meeting may vote virtually via the Internet whether or not he, she or it has previously voted his, her or its shares. If your shares are held for your account by a broker, bank or other institution or nominee (“Broker Shares”), you may vote such shares at the Meeting only if you obtain proper written authority from your institution or nominee and present it at the Meeting. All of our directors are encouraged to attend the Meeting. Stockholders have no dissenters’ or appraisal rights in connection with any of the proposals described herein.
Stockholders of record may also vote either via the Internet or by telephone. Specific instructions to be followed by stockholders of record interested in voting via the Internet or the telephone are shown on the enclosed proxy card. The Internet and telephone voting procedures are designed to authenticate the stockholder’s identity and to allow stockholders to vote their shares and confirm that their instructions have been properly recorded.
Purpose of Meeting
At the Meeting, you will be asked to vote on the following proposals:
1. To elect one director of the Company, who will serve for a term of three years, or until his successor is duly elected and qualified;
2. To approve a proposal to authorize the Company to sell shares of its common stock at a price or prices below the Company’s then current net asset value per share in one or more offerings, in each case subject to the approval of its board of directors and compliance with the conditions set forth in the proxy statement (including, without limitation, that the number of shares issued does not exceed 25% of the Company’s then outstanding common stock immediately prior to each such offering); and
3. To transact such other business as may properly come before the meeting.
Voting Securities
You may vote your shares, virtually or by proxy, at the Meeting only if you were a stockholder of record at the close of business on August 31, 2022 (the “Record Date”). There were 54,772,651 shares of the Company’s common stock outstanding on the Record Date. Each share of the common stock is entitled to one vote.
Quorum Required
A quorum must be present at the Meeting for any business to be conducted. In accordance with our Second Amended and Restated Bylaws, the presence at the Meeting, virtually or by proxy, of the stockholders entitled to cast a majority of all the votes entitled to be cast (without regard to class) will constitute a quorum. Abstentions will be treated as shares present for quorum purposes. Broker Shares for which the nominee has not received voting instructions from the record holder and does not have discretionary authority to vote the shares on certain proposals (which are considered “Broker
Non-Votes”
with respect to such proposals) will be treated as shares present for quorum purposes. If a quorum is not present at the Meeting, the Chairman of the board of directors may adjourn the Meeting to permit further solicitation of proxies.
Vote Required
Election of Directors.
The election of a director requires the affirmative vote of a plurality of the votes cast at the Meeting virtually or by proxy. Stockholders may not cumulate their votes. If you vote “Withhold Authority” with respect to a nominee, your shares will not be voted with respect to the person indicated. Because directors are elected by plurality of the votes, and there are not more candidates seeking election than there are seats on the board of directors up for election at the Meeting, if the nominee receives at least one “FOR” vote, then it is expected that the nominee will be elected to the board of directors. Abstentions and Broker
Non-Votes
will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal. This proposal is considered a
“non-routine
matter”; accordingly, brokers cannot vote on this proposal unless they have received voting instructions from the beneficial owner of the shares.
Approval of a Proposal to Authorize the Company to Sell Shares of its Common Stock at a Price or Prices Below the Company’s then Current Net Asset Value Per Share in One or More Offerings, in Each Case Subject to the Approval of its Board of Directors and Compliance with the Conditions Set Forth in the Proxy Statement (Including, Without Limitation, that the Number of Shares Issued Does Not Exceed 25% of the Company’s then Outstanding Common Stock Immediately Prior to Each Such Offering).
The affirmative vote of (1) a majority of the outstanding voting securities entitled to vote at the Meeting; and (2) a majority of the outstanding voting securities entitled to vote at the Meeting that are not held by affiliated persons of the Company is required to approve this proposal. For purposes of this proposal, the Investment Company Act of 1940, as amended (the “1940 Act”), defines “a majority of the outstanding voting securities” as: (1) 67% or more of the voting securities present at the Meeting, if the holders of more than 50% of the outstanding voting securities of such company are present or represented by proxy; or (2) more than 50% of the outstanding voting securities of the Company, whichever is the less. Abstentions and Broker
Non-Votes
will have the effect of a vote against this proposal. This proposal is considered a
“non-routine
matter”; accordingly, brokers cannot vote on this proposal unless they have received voting instructions from the beneficial owner of the shares.
Additional Solicitation.
If there are not enough votes to approve any proposals at the Meeting, the stockholders who are represented may adjourn the Meeting to permit the further solicitation of proxies. The persons named as proxies will vote for such adjournment, unless such proxies are marked to be voted against any proposal for which an adjournment is sought, in order to permit the further solicitation of proxies.

Also, a stockholder vote may be taken on one or more of the proposals in this Proxy Statement prior to any such adjournment if there are sufficient votes for approval of such proposal(s).
Information Regarding This Solicitation
Our board of directors is making this proxy solicitation and the Company will bear the expense of the solicitation of proxies for the Meeting, which is estimated to be approximately $40,000, including the cost of preparing, printing and mailing this Proxy Statement, the accompanying Notice of Annual Meeting of Stockholders, and proxy card. If brokers, trustees, or fiduciaries and other institutions or nominees holding shares in their names, or in the name of their nominees, which are beneficially owned by others, forward the proxy materials to, and obtain proxies from, such beneficial owners, we will reimburse such persons for their reasonable expenses in so doing. In addition, we will indemnify them against any losses arising out of that firm’s proxy soliciting services on our behalf.
In addition to the solicitation of proxies by the use of the mail, proxies may be solicited in person and/or by telephone or facsimile transmission by directors, officers or employees of the Company and/or officers or employees of SLR Capital Partners, LLC (“SLR Capital Partners”), the Company’s investment adviser. SLR Capital Partners and SLR Capital Management, LLC (“SLR Capital Management”), the Company’s administrator, are both located at 500 Park Avenue, New York, New York 10022. No additional compensation will be paid to directors, officers or regular employees of the Company or SLR Capital Partners for such services. The Company has also retained Morrow Sodali, LLC, 470 West Ave, Stamford, CT 06902, to assist in the solicitation of proxies for the Meeting for a fee of approximately $15,000, plus reimbursement of certain out of pocket expenses.
Voting; Revocation of Proxy
Stockholders may also provide their voting instructions by telephone or through the Internet. These options require stockholders to input the control number, which is located on each proxy card. After inputting this number, stockholders will be prompted to provide their voting instructions. Stockholders will have an opportunity to review their voting instructions and make any necessary changes before submitting their voting instructions and terminating their telephone call or Internet link. Stockholders who vote via the Internet, in addition to confirming their voting instructions prior to submission, will also receive an
e-mail
confirming their instructions upon request.
If a stockholder wishes to participate in the Meeting, but does not wish to give a proxy by telephone or electronically, the stockholder may still submit the proxy card originally sent with this Proxy Statement by mail or attend the Meeting virtually.
Any proxy given pursuant to this solicitation may be revoked by notice from the person giving the proxy at any time before it is exercised. Any such notice of revocation should be provided in writing and signed by the stockholder in the same manner as the proxy being revoked and delivered to the Company’s proxy tabulator.
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth, as of the Record Date, the beneficial ownership of each current director, the nominee for director, the Company’s executive officers, each person known to us to beneficially own 5% or more of the outstanding shares of our common stock, and the executive officers and directors as a group.
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and includes voting or investment power with respect to the securities. Ownership information for those persons who beneficially own 5% or more of our shares of common stock is based upon reports filed by such persons with the SEC and other information obtained from such persons, if available.

Unless otherwise indicated, the Company believes that each beneficial owner set forth in the table has sole voting and investment power and has the same address as the Company. Our address is 500 Park Avenue, New York, New York 10022.
The Company’s directors are divided into two groups — interested directors and independent directors. Interested directors are “interested persons” as defined in Section 2(a)(19) of the 1940 Act.

Name and Address of Beneficial Owner	Number of Shares Owned Beneficially (1)	Percentage of Class (2)
Interested Directors
Michael S. Gross (3)(4)	3,411,266	6.2%
Bruce Spohler (3)(5)	3,192,068	5.8%
Independent Directors
Steven Hochberg (6)	25,592	*
Leonard A. Potter	14,872	*
David S. Wachter	53,494	*
Executive Officers
Richard L. Peteka	28,872	*
Guy Talarico	10,350	*
All executive officers and directors as a group (7 persons)	4,062,806	7.4%
Thornburg Investment Management Inc. (7)	4,453,425	8.1%

*	Represents less than one percent.
(1)
Beneficial ownership has been determined in accordance with Rule
13d-3
under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Assumes no other purchases or sales of our common stock since the most recently available SEC filings. This assumption has been made under the rules and regulations of the SEC and does not reflect any knowledge that we have with respect to the present intent of the beneficial owners of our common stock listed in this table.

(2)	Based on a total of 54,772,651 shares of the Company’s common stock issued and outstanding on the Record Date.
(3)
Includes 1,285,013 shares held by Solar Capital Investors, LLC (“Solar Capital I”), 715,000 shares held by Solar Capital Investors II, LLC (“Solar Capital II”), 355,107 shares of the Issuer held by Solar Senior Capital Investors, LLC (“Solar Senior Investors”) and 77 shares of the Issuer held by SLR Capital Management, a portion held by each entity may be deemed to be indirectly beneficially owned by Michael S. Gross, by Bruce Spohler and a grantor retained annuity trust (“GRAT”) setup by and for Mr. Gross by virtue of their collective ownership interests therein. Also includes 318,511 shares held by Solar Capital Partners Employee Stock Plan LLC, which is controlled by SLR Capital Partners, LLC. Mr. Gross and Mr. Spohler may be deemed to indirectly beneficially own a portion of the shares held by Solar Capital Partners Employee Stock Plan LLC by virtue of their collective ownership interest in SLR Capital Partners. Each of Mr. Gross and Mr. Spohler disclaim beneficial ownership of any shares of our common stock directly held by Solar Capital Partners Employee Stock Plan LLC, Solar Capital I, Solar Capital II, Solar Senior Investors and SLR Capital Management, except to the extent of their respective pecuniary interest therein.

(4)
Includes 152,166 shares directly held by Michael S. Gross’ profit sharing plan (the “Profit Sharing Plan”). Mr. Gross may be deemed to directly beneficially own these shares as the sole participant in the Profit Sharing Plan. Also includes 117,617 shares held by certain trusts for the benefit of family members for which Mr. Gross serves as trustee (the “Family Trusts”). Mr. Gross may be deemed to directly beneficially own these shares by virtue of his control with respect to the Family Trusts, and disclaims beneficial ownership of the securities held by the Family Trusts except to the extent of his pecuniary interest therein.

(5)
Includes 199,466 shares held in a trust of which Bruce Spohler became co-trustee
in which he and certain members of his immediate family are beneficiaries (the “Spohler Trust”) and 243,021 shares held by a limited liability company in which he holds a pro rata interest (the “Spohler LLC”). Mr. Spohler disclaims beneficial ownership of the shares in the Spohler Trust and the Spohler LLC, except to the extent of his pecuniary interest therein.
(6)
Includes 5,000 shares held by an entity for which Steven Hochberg is a managing trustee. Mr. Hochberg has no pecuniary interest in the 5,000 shares held by the entity for which he is a managing trustee.

(7)
Based upon information contained in the Schedule 13G/A filed February 7, 2022 by Thornburg Investment Management Inc. Such securities are held by certain investment vehicles controlled and/or managed by Thornburg Investment Management Inc. or its affiliates. The address for Thornburg Investment Management Inc. is 2300 North Ridgetop Road, Santa Fe, New Mexico 87506.

Set forth below is the dollar range of equity securities beneficially owned by each of our directors as of the Record Date. We are not part of a “family of investment companies,” as that term is defined in the 1940 Act.

Name of Director	Dollar Range of Equity Securities Beneficially Owned (1)(2)
Interested Directors
Michael S. Gross	Over $	100,000
Bruce Spohler	Over $	100,000
Independent Directors
Steven Hochberg	Over $	100,000
Leonard A. Potter	Over $	100,000
David S. Wachter	Over $	100,000

(1)	The dollar ranges are: None, $1-$10,000, $10,001-$50,000, $50,001-$100,000, or Over $100,000.
(2)
The dollar range of equity securities beneficially owned in us is based on the closing price for our common stock of $15.17 on the Record Date on the NASDAQ Global Select Market. Beneficial ownership has been determined in accordance with Rule
16a-1(a)(2)
of the Exchange Act.

Delinquent Section 16(a) Reports
Pursuant to Section 16(a) of the Exchange Act, the Company’s directors and other executive officers, and any persons holding more than 10% of its common stock, are required to report their beneficial ownership and any changes therein to the SEC and the Company. Specific due dates for those reports have been established, and the Company is required to report in this proxy statement any failure to file such reports by those due dates. Based on the Company’s review of Forms 3, 4 and 5 filed by such persons and information provided by the Company’s directors and other executive officers, the Company believes that during the fiscal year ended December 31, 2021, all Section 16(a) filing requirements applicable to such persons were met in a timely manner with the exception of one Form 4 filing for Bruce Spohler relating to two acquisitions pursuant to an inheritance.

PROPOSAL I: ELECTION OF DIRECTORS
Pursuant to the Company’s charter and bylaws, the board of directors is divided into three classes. Directors are elected for a staggered term of three years each, with a term of office of one of the three classes of directors expiring each year. Each director will hold office for the term to which he is elected or until his successor is duly elected and qualified.
Mr. Wachter has been nominated for election for a three-year-term expiring in 2025. If elected, Mr. Wachter will continue to serve on the Company’s Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee. Mr. Wachter is not being proposed for election pursuant to any agreement or understanding between Mr. Wachter and the Company or any other person or entity.
A stockholder can vote for or withhold his, her or its vote from the nominee. In the absence of instructions to the contrary, it is the intention of the persons named as proxies to vote such proxy “FOR” the election of the nominee named below. If the nominee should decline or be unable to serve as a director, it is intended that the proxy will vote for the election of such person as is nominated by the board of directors as a replacement. The board of directors has no reason to believe that the nominee named below will be unable or unwilling to serve.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE NOMINEE NAMED IN THIS PROXY STATEMENT.
Information about the Nominee and Directors
As described below under “Committees of the Board of Directors—Nominating and Corporate Governance Committee,” the board of directors has identified certain desired attributes for director nominees. Each of our directors and the director nominee has demonstrated high character and integrity, superior credentials and recognition in his respective field and the relevant expertise and experience upon which to be able to offer advice and guidance to our management. Each of our directors and the director nominee also has sufficient time available to devote to the affairs of the Company, is able to work with the other members of the board of directors and contribute to the success of the Company and can represent the long-term interests of the Company’s stockholders as a whole. Our directors and the director nominee has been selected such that the board of directors represents a range of backgrounds and experiences.
Certain information, as of the Record Date, with respect to the director nominee for election at the Meeting, as well as each of the current directors, is set forth below, including their names, ages, a brief description of their recent business experience, including present occupations and employment, certain directorships that each person holds, the year in which each person became a director of the Company, and a discussion of their particular experience, qualifications, attributes or skills that lead us to conclude, as of the Record Date, that such individual should serve as a director of the Company, in light of the Company’s business and structure. There were no legal proceedings of the type described in Item 401(f)(7) and (8) of Regulation
S-K
in the past 10 years against any of the directors, director nominee, or officers of the Company and none are currently pending.

Nominee for Class I Director—Term Expiring 2025
Mr. Wachter is not an “interested person” of the Company as defined in the 1940 Act.

Name, Address and Age (1)	Position(s) Held with Company	Terms of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Other Directorships Held by Director or Nominee for Director During Past 5 Years (2)
Independent Director
David S. Wachter, 58	Director	Class I Director since 2007; Term expires 2022.	Founding Partner and Managing Partner of W Capital Partners, a private equity fund manager, since 2001.	Director of SCP Private Credit Income BDC LLC since 2018, of SLR HC BDC LLC since 2020, and of several private companies. Previously a member of the board of directors of SLR Senior Investment Corp., where he served from 2011 to April 2022.
Mr. Wachter’s extensive knowledge of private equity and investment banking provides the board of directors with the valuable insight of an experienced financial manager.

Current Directors
Mr. Gross is an “interested person” of the Company as defined in the 1940 Act due to his position as the
Co-Chief
Executive Officer and President of the Company and a managing member of SLR Capital Partners, the Company’s investment adviser. Mr. Spohler is an “interested person” of the Company as defined in the 1940 Act due to his position as the
Co-Chief
Executive Officer and Chief Operating Officer of the Company and a managing member of SLR Capital Partners, the Company’s investment adviser. Each of Mr. Hochberg and Mr. Potter is not an “interested person” of the Company as defined in the 1940 Act.
Class II Directors—Term Expiring 2023

Name, Address and Age (1)	Position(s) Held with Company	Terms of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Other Directorships Held by Director or Nominee for Director During Past 5 Years (2)
Interested Director
Bruce Spohler, 62	Co-Chief Executive Officer, Chief Operating Officer and Director	Class II Director since 2009; Term expires 2023.
Co-Chief
Executive Officer of SLR Investment Corp. and SCP Private Credit Income BDC LLC since June 2019, and of SLR HC BDC LLC since September 2020; Chief Operating Officer of SLR Investment Corp. since February 2007, of SCP Private Credit Income BDC LLC since June 2018 and of SLR HC BDC LLC since September 2020. Previously,
Co-Chief
Executive Officer and Chief Operating Officer of SLR Senior Investment Corp., and Managing Director and a former
Co-Head
			of U.S. Leveraged Finance for CIBC World Markets.	Director of SCP Private Credit Income BDC LLC since 2018 and of SLR HC BDC LLC since 2020. Previously a member of the board of directors of SLR Senior Investment Corp., where he served from 2010 to April 2022.
Mr. Spohler’s depth of experience in managerial positions in investment management, leveraged finance and financial services, as well as his intimate knowledge of SLR Investment’s business and operations, gives the board of directors valuable industry-specific knowledge and expertise on these and other matters.

Name, Address and Age (1)	Position(s) Held with Company	Terms of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Other Directorships Held by Director or Nominee for Director During Past 5 Years (2)
Independent Director
Steven Hochberg, 60	Director	Class II Director since 2007; Term expires 2023.	Operating Partner of Deerfield Management, a healthcare investment firm, since 2022. Partner of Deerfield Management from 2013 to 2021.
Co-founder
and manager of Ascent Biomedical Ventures, a venture capital firm focused on early stage investment and development of biomedical companies, since 2004. General Partner of Triatomic Capital, a technology focused venture capital firm, since 2022.	Director of SCP Private Credit Income BDC LLC since 2018, of SLR HC BDC LLC since 2020, and of several private companies. Since 2011, Mr. Hochberg had been the Chairman of the Board of Continuum Health Partners until its merger with Mount Sinai in 2013, where he is the Senior Vice Chairman of the Mount Sinai Health System, a
non-profit
healthcare integrated delivery system in New York City. Director of a number of private healthcare companies and the Cardiovascular Research Foundation, an organization focused on advancing new technologies and education in the field of cardiovascular medicine. Previously a member of the board of directors of SLR Senior Investment Corp., where he served from 2011 to April 2022.
Mr. Hochberg’s varied experience in investing in medical technology companies provides the board of directors with particular knowledge of this field, and his role as chairman of other companies’ boards of directors brings the perspective of a knowledgeable corporate leader.

Class III Directors—Term Expiring 2024

Name, Address and Age (1)	Position(s) Held with Company	Terms of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Other Directorships Held by Director or Nominee for Director During Past 5 Years (2)
Interested Director
Michael S. Gross, 60	Chairman of the Board of Directors, Co-Chief Executive Officer and President.	Class III Director since 2007; Term expires 2024.
Co-Chief
Executive Officer of SLR Investment Corp. and SCP Private Credit Income BDC LLC since June 2019, and of SLR HC BDC LLC since September 2020, and President of SLR Investment Corp. since 2007, of SCP Private Credit Income BDC LLC since 2018 and of SLR HC BDC LLC since 2020; Sole Chief Executive Officer of SLR Investment Corp. (February 2007-June 2019), and of SCP Private Credit Income BDC LLC (June 2018-June 2019). Previously,
Co-Chief
			Executive Officer and President of SLR Senior Investment Corp.	Chairman of the Board of Directors of SCP Private Credit Income BDC LLC since 2018, and of SLR HC BDC LLC since 2020; Chairman of the Board of Directors of Global Ship Lease Inc.; Director of Jarden Corporation (2007-2016); Chairman of the Board of Mt. Sinai Children’s Center Foundation; Director of New York Road Runners; Member of the Kellogg Global Advisory Board; Member of the Ross School Advisory Board at the University of Michigan; and previously chairman of the board of directors of SLR Senior Investment Corp., where he served from 2010 to April 2022.
Mr. Gross’ intimate knowledge of the business and operations of SLR Capital Partners, extensive familiarity with the financial industry and the investment management process in particular, and experience as a director of other public and private companies not only gives the board of directors valuable insight but also positions him well to continue to serve as the Chairman of our board of directors.

Name, Address and Age (1)	Position(s) Held with Company	Terms of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Other Directorships Held by Director or Nominee for Director During Past 5 Years (2)
Independent Director
Leonard A. Potter, 60	Director	Class III Director since 2009; Term expires 2024.	President and Chief Investment Officer of Wildcat Capital Management, LLC since 2011;
Co-founder
			and Senior Managing Director of Vida Ventures I and II, each a biotech venture fund, since 2017; Managing Director of Soros Private Equity at Soros Fund Management LLC from 2002 to 2009.	Director of SCP Private Credit Income BDC LLC since 2018, of SLR HC BDC LLC since 2020, of Hilton Grand Vacations Inc. since 2017, of SuRo Capital Corp. since 2011, and of several private companies. Previously a member of the board of directors of SLR Senior Investment Corp., where he served from 2011 to April 2022.
Mr. Potter’s experience practicing as a corporate lawyer provides valuable insight to the board of directors on regulatory and risk management issues. In addition, his tenure in private equity and other investments and service as a director of both public and private companies provide industry-specific knowledge and expertise to the board of directors.

(1)	The business address of the director nominee and other directors is c/o SLR Investment Corp., 500 Park Avenue, New York, New York 10022.
(2)
All of the Company’s directors also serve as directors of SCP Private Credit Income BDC LLC and SLR HC BDC LLC, which are investment companies that have each elected to be regulated as a business development company (“BDC”) and for which SLR Capital Partners serves as investment adviser. Mr. Potter also serves as a director of SuRo Capital Corp., which is a closed-end
management investment company that has elected to be regulated as a BDC.

Information about Executive Officers Who Are Not Directors
The following information, as of the Record Date, pertains to our executive officers who are not directors of the Company.

Name, Address, and Age(1)	Position(s) Held with Company	Principal Occupation(s) During Past 5 Years
Richard L. Peteka, 61	Chief Financial Officer, Treasurer and Secretary	Chief Financial Officer, Treasurer and Secretary of SLR Investment Corp. since May 2012, of SCP Private Credit Income BDC LLC since June 2018, and of SLR HC BDC LLC since September 2020. Previously Chief Financial Officer, Treasurer and Secretary of SLR Senior Investment Corp., where he served from 2012 to April 2022. Mr. Peteka joined the Company from Apollo Investment Corporation, a publicly-traded BDC, where he served from 2004 to 2012 as the Chief Financial Officer and Treasurer.

Guy Talarico, 66	Chief Compliance Officer	Chief Compliance Officer of SLR Investment Corp. since 2008, of SCP Private Credit Income BDC LLC since 2018, of SLR HC BDC LLC since 2020, and of SLR Capital Partners, LLC since February 2016—all affiliated entities; and Managing Director of ACA Group, LLC (successor to Foreside Consulting Services, LLC and ultimate successor to Alaric Compliance Services, LLC, which he founded in December 2005). Previously Chief Compliance Officer of SLR Senior Investment Corp., where he served from 2010 to April 2022. In conjunction with this primary occupation, Mr. Talarico has served and continues to serve as Chief Compliance Officer for other BDCs, funds, and/or investment advisers who are not affiliated with the SLR Capital entities.

(1)	The business address of the executive officers is c/o SLR Investment Corp., 500 Park Avenue, New York, New York 10022.

Director Independence
In accordance with rules of the NASDAQ Stock Market, our board of directors annually determines each director’s independence. We do not consider a director independent unless the board of directors has determined that he has no material relationship with us. We monitor the relationships of our directors and officers through a questionnaire each director completes no less frequently than annually and updates periodically as information provided in the most recent questionnaire changes.
Our governance guidelines require any director who has previously been determined to be independent to inform the Chairman of the board of directors, the Chairman of the Nominating and Corporate Governance Committee and our Corporate Secretary of any change in circumstance that may cause his status as an independent director to change. The board of directors limits membership on the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee to independent directors.
In order to evaluate the materiality of any such relationship, the board of directors uses the definition of director independence set forth in the rules promulgated by the NASDAQ Stock Market. Rule 5605(a)(2) provides that a director of a BDC, shall be considered to be independent if he or she is not an “interested person” of such BDC, as defined in Section 2(a)(19) of the 1940 Act.
The board of directors has determined that each of the directors is independent and has no relationship with us, except as a director and stockholder, with the exception of Michael S. Gross, as a result of his positions as the
Co-Chief
Executive Officer and President of the Company and a managing member of SLR Capital Partners, and Bruce Spohler, as a result of his positions as
Co-Chief
Executive Officer and Chief Operating Officer of the Company and a managing member of SLR Capital Partners.
Board Leadership Structure
Our board of directors monitors and performs an oversight role with respect to the business and affairs of SLR Investment, including with respect to investment practices and performance, compliance with regulatory requirements and the services, expenses and performance of service providers to SLR Investment. Among other things, our board of directors approves the appointment of SLR Capital Partners, our investment adviser, and officers, reviews and monitors the services and activities performed by SLR Capital Partners and executive officers and approves the engagement, and reviews the performance of, our independent public accounting firm.
Under SLR Investment’s bylaws, our board of directors may designate a chairman to preside over the meetings of the board of directors and meetings of the stockholders and to perform such other duties as may be assigned to him by the board of directors. We do not have a fixed policy as to whether the chairman of the board of directors should be an independent director and believe that we should maintain the flexibility to select the chairman and reorganize the leadership structure, from time to time, based on the criteria that is in the best interests of SLR Investment and its stockholders at such times.
Presently, Mr. Gross serves as the Chairman of our board of directors. Mr. Gross is an “interested person” of SLR Investment as defined in Section 2(a)(19) of the 1940 Act because he is the President and
Co-Chief
Executive Officer of SLR Investment, serves on the investment committee of SLR Capital Partners and is a managing member of SLR Capital Partners. We believe that Mr. Gross’ history with SLR Investment, familiarity with its investment platform, and extensive knowledge of the financial services industry and the investment valuation process in particular qualify him to serve as the Chairman of our board of directors. We believe that SLR Investment is best served through this existing leadership structure, as Mr. Gross’ relationship with SLR Capital Partners provides an effective bridge and encourages an open dialogue between management and the board of directors, ensuring that both groups act with a common purpose.
Our board of directors does not currently have a designated lead independent director. We are aware of the potential conflicts that may arise when a non-independent
director is Chairman of the board of directors, but

believe these potential conflicts are offset by our strong corporate governance policies. Our corporate governance policies include regular meetings of the independent directors in executive session without the presence of interested directors and management, the establishment of the Audit Committee, the Nominating and Corporate Governance Committee, and the Compensation Committee, which are comprised solely of independent directors, and the appointment of a chief compliance officer, with whom the independent directors meet regularly without the presence of interested directors and other members of management, for administering our compliance policies and procedures.
We recognize that different board leadership structures are appropriate for companies in different situations. We re-examine
our corporate governance policies on an ongoing basis to ensure that they continue to meet SLR Investment’s needs.
Board’s Role in Risk Oversight
Our board of directors performs its risk oversight function primarily through (a) its three standing committees, which report to the entire board of directors and are comprised solely of independent directors, and (b) active monitoring of our Chief Compliance Officer and our compliance policies and procedures. As described below in more detail under “Committees of the Board of Directors,” the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee assist the board of directors in fulfilling its risk oversight responsibilities. The Audit Committee’s risk oversight responsibilities include overseeing the Company’s accounting and financial reporting processes, the Company’s systems of internal controls regarding finance and accounting, and audits of the Company’s financial statements. The Nominating and Corporate Governance Committee’s risk oversight responsibilities include selecting, researching and nominating directors for election by our stockholders, developing and recommending to the board of directors a set of corporate governance principles and overseeing the evaluation of the board of directors and our management. The Compensation Committee’s risk oversight responsibilities include reviewing and recommending to our board of directors for approval the Third Amended and Restated Investment Advisory and Management Agreement (the “Advisory Agreement”) between the Company and SLR Capital Partners and the Amended and Restated Administration Agreement (the “Administration Agreement”) between the Company and SLR Capital Management, and to the extent that we compensate our executive officers directly in the future, reviewing and evaluating the compensation of our executive officers and making recommendations to the board of directors regarding such compensation.
Our board of directors also performs its risk oversight responsibilities with the assistance of the Chief Compliance Officer. The board of directors annually reviews a written report from the Chief Compliance Officer discussing the adequacy and effectiveness of the compliance policies and procedures of the Company and its service providers. The Chief Compliance Officer’s annual report addresses at a minimum (a) the operation of the compliance policies and procedures of the Company and its service providers since the last report; (b) any material changes to such policies and procedures since the last report; (c) any recommendations for material changes to such policies and procedures as a result of the Chief Compliance Officer’s annual review; and (d) any compliance matter that has occurred since the date of the last report about which the board of directors would reasonably need to know to oversee our compliance activities and risks. In addition, the Chief Compliance Officer meets separately in executive session with the independent directors at least once each year.
We believe that the role of our board of directors in risk oversight is effective and appropriate given the extensive regulation to which we are already subject as a BDC. As a BDC, we are required to comply with certain regulatory requirements that control the levels of risk in our business and operations. For example, our ability to incur indebtedness is limited such that our asset coverage must equal at least 150% immediately after each time we incur indebtedness, we generally cannot invest in assets that are not “qualifying assets” unless at least 70% of our total assets consist of “qualifying assets” immediately prior to such investment, and we are not generally permitted to invest, subject to certain exceptions, in any portfolio company in which one of our affiliates currently has an investment.

We recognize that different board of directors’ roles in risk oversight are appropriate for companies in different situations. We re-examine
the manners in which the board of directors administers its oversight function on an ongoing basis to ensure that they continue to meet the Company’s needs.
Committees of the Board of Directors
An Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee have been established by our board of directors. During 2021, our board of directors held seven Board of Directors meetings, five Audit Committee meetings, one Nominating and Corporate Governance Committee meeting and one Compensation Committee meeting. During 2021, all directors attended at least 75% of the aggregate number of meetings of the board of directors and of the respective committees on which they serve. We require each director to make a diligent effort to attend all board of directors and committee meetings as well as encourage attendance at each annual meeting of our stockholders. Two of our directors attended the 2021 annual meeting of stockholders virtually.
Audit Committee.
The Audit Committee operates pursuant to a charter approved by our board of directors, a copy of which is available on our website at
http://www.slrinvestmentcorp.com.
The charter sets forth the responsibilities of the Audit Committee. The Audit Committee’s responsibilities include selecting the independent registered public accounting firm for the Company, reviewing with such independent registered public accounting firm the planning, scope and results of their audit of the Company’s financial statements, pre-approving
the fees for services performed, reviewing with the independent registered public accounting firm the adequacy of internal control systems, reviewing the Company’s annual financial statements and periodic filings and receiving the Company’s audit reports and financial statements. The Audit Committee also establishes guidelines and makes recommendations to our board of directors regarding the valuation of our investments. The Audit Committee is responsible for aiding our board of directors in determining the fair value of debt and equity securities that are not publicly traded or for which current market values are not readily available. The board of directors and Audit Committee utilize the services of nationally recognized third-party valuation firms to help determine the fair value of certain securities. The Audit Committee is currently composed of Messrs. Hochberg, Wachter and Potter, all of whom are considered independent under the rules of the NASDAQ Stock Market and are not “interested persons” of the Company as that term is defined in Section 2(a)(19) of the 1940 Act. Mr. Hochberg serves as Chairman of the Audit Committee. Our board of directors has determined that Mr. Hochberg is an “audit committee financial expert” as that term is defined under Item 407 of Regulation
S-K,
as promulgated under the Exchange Act. Mr. Hochberg meets the current independence and experience requirements of Rule
10A-3
of the Exchange Act.
Nominating and Corporate Governance Committee.
The Nominating and Corporate Governance Committee operates pursuant to a charter approved by our board of directors, a copy of which is available on our website at
http://www.slrinvestmentcorp.com
. The members of the Nominating and Corporate Governance Committee are Messrs. Hochberg, Wachter and Potter, all of whom are considered independent under the rules of the NASDAQ Stock Market and are not “interested persons” of the Company as that term is defined in Section 2(a)(19) of the 1940 Act. Mr. Wachter serves as Chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for selecting, researching and nominating directors for election by our stockholders, selecting nominees to fill vacancies on the board of directors or a committee thereof, developing and recommending to the board of directors a set of corporate governance principles and overseeing the evaluation of the board of directors and our management. The Nominating and Corporate Governance Committee currently does not consider nominees recommended by our stockholders.
The Nominating and Corporate Governance Committee seeks candidates who possess the background, skills and expertise to make a significant contribution to the board of directors, the Company and its stockholders. In considering possible candidates for election as a director, the Nominating and Corporate Governance Committee takes into account, in addition to such other factors as it deems relevant, the desirability of selecting directors who:

•	are of high character and integrity;

•	are accomplished in their respective fields, with superior credentials and recognition;

•	have relevant expertise and experience upon which to be able to offer advice and guidance to management;

•	have sufficient time available to devote to the affairs of the Company;

•	are able to work with the other members of the board of directors and contribute to the success of the Company;

•	can represent the long-term interests of the Company’s stockholders as a whole; and

•	are selected such that the board of directors represents a range of backgrounds and experiences.
The Nominating and Corporate Governance Committee has not adopted a formal policy with regard to the consideration of diversity in identifying director nominees. In determining whether to recommend a director nominee, the Nominating and Corporate Governance Committee considers and discusses diversity, among other factors, with a view toward the needs of the board of directors as a whole. The Nominating and Corporate Governance Committee generally conceptualizes diversity expansively to include, without limitation, concepts such as race, gender, national origin, differences of viewpoint, professional experience, education, skill and other qualities that contribute to the board of directors, when identifying and recommending director nominees. The Nominating and Corporate Governance Committee believes that the inclusion of diversity as one of many factors considered in selecting director nominees is consistent with the Nominating and Corporate Governance Committee’s goal of creating a board of directors that best serves the needs of SLR Investment and the interest of its stockholders.
Compensation Committee.
The Compensation Committee operates pursuant to a charter approved by our board of directors, a copy of which is available on our website at
http://www.slrinvestmentcorp.com.
The charter sets forth the responsibilities of the Compensation Committee. The Compensation Committee is responsible for reviewing and recommending for approval to our board of directors the Advisory Agreement and the Administration Agreement. In addition, although we do not directly compensate our executive officers currently, to the extent that we do so in the future, the Compensation Committee would also be responsible for reviewing and evaluating their compensation and making recommendations to the board of directors regarding their compensation. Lastly, the Compensation Committee would produce a report on our executive compensation practices and policies for inclusion in our proxy statement if required by applicable proxy rules and regulations and, if applicable, make recommendations to the board of directors on matters related to compensation generally. The Compensation Committee has the authority to engage compensation consultants and to delegate their duties and responsibilities to a member or to a subcommittee of the Compensation Committee. The members of the Compensation Committee are Messrs. Hochberg, Wachter and Potter, all of whom are considered independent under the rules of the NASDAQ Stock Market and are not “interested persons” of the Company as that term is defined in Section 2(a)(19) of the 1940 Act. Mr. Potter serves as Chairman of the Compensation Committee.

Board Diversity
On August 6, 2021, the SEC approved amendments to the Listing Rules of NASDAQ related to board diversity. New Listing Rule 5606 (the “Board Diversity Disclosure Rule”) requires each NASDAQ-listed company, subject to certain exceptions, to provide statistical information about the company’s board of directors, in a uniform format, related to each director’s self-identified gender, race, and self-identification as LGBTQ+. In the matrix below, we have provided the statistical information required by the Board Diversity Disclosure Rule.

Board Diversity Matrix (As of August 2, 2022)

Total Number of Directors		5

	Female	Male	Non-binary
Part I: Gender Identity	0	5	0
Part II: Demographic Background	0	0	0
African American or Black	0	0	0
Alaskan Native or Native American	0	0	0
Asian	0	0	0
Hispanic or Latinx	0	0	0
Native Hawaiian or Pacific Islander	0	0	0
White	0	5	0
Two or More Races or Ethnicities	0	0	0
Communication with the Board of Directors
Stockholders with questions about the Company are encouraged to contact the Company’s investor relations department. However, if stockholders believe that their questions have not been addressed, they may communicate with the Company’s board of directors by sending their communications to SLR Investment Corp., c/o Richard L. Peteka, Corporate Secretary, 500 Park Avenue, New York, New York 10022. All stockholder communications received in this manner will be delivered to one or more members of the board of directors.
Code of Ethics
The Company has adopted a Code of Business Conduct that applies to, among others, its senior officers, including its
Co-Chief
Executive Officers and its Chief Financial Officer, as well as every officer, director and employee of the Company. Our Code of Business Conduct can be accessed via our website at
http://www.slrinvestmentcorp.com
. The Company intends to disclose amendments to or waivers from a required provision of our Code of Business Conduct on Form
8-K.
Hedging Transactions
Our Joint Code of Ethics and Insider Trading Policy (the “Joint Code”) does not expressly prohibit directors, officers or employees of the Company or SLR Capital Partners from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or from otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our common stock. However, our Joint Code requires that, with the exception of independent directors, all directors, officers and employees of the Company and SLR Capital Partners receive clearance for transactions involving a Reportable Security (as defined in the Joint Code) from a Compliance Officer (as defined in the Joint Code). Directors, officers and employees of the Company and SLR Capital Partners are not required to receive clearance for any transaction involving only a
Non-Reportable
Security (as defined in the Joint Code).

Compensation of Directors
The following table sets forth compensation of the Company’s directors during the year ended December 31, 2021.

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	All Other Compensation	Total
Interested Directors
Michael S. Gross	—	—	—	—
Bruce Spohler	—	—	—	—
Independent Directors
Steven Hochberg	$127,000	—	—	$127,000
David S. Wachter	$122,000	—	—	$122,000
Leonard A. Potter	$122,000	—	—	$122,000

(1)	For a discussion of the independent directors’ compensation, see below.
(2)
We do not maintain a stock or option plan,
non-equity
incentive plan or pension plan for our directors. However, our independent directors have the option to receive all or a portion of the directors’ fees to which they would otherwise be entitled in the form of shares of our common stock issued at a price per share equal to the greater of our then current net asset value per share or the market price at the time of payment. No shares were issued to any of our independent directors in lieu of cash during 2021.

Our independent directors’ annual fee is $100,000. The independent directors also receive $2,500 ($1,500 if participating telephonically) plus reimbursement of reasonable out-of-pocket
expenses incurred in connection with attending each board meeting and $1,000 plus reimbursement of reasonable out-of-pocket
expenses incurred in connection with each committee meeting attended. In addition, the Chairman of the Audit Committee receives an annual fee of $7,500, the Chairman of the Nominating and Corporate Governance Committee receives an annual fee of $2,500 and the Chairman of the Compensation Committee receives an annual fee of $2,500. Further, we purchase directors’ and officers’ liability insurance on behalf of our directors and officers. In addition, no compensation was paid to directors who are interested persons of the Company as defined in the 1940 Act.
Compensation of Executive Officers
None of our officers receives direct compensation from the Company. As a result, we do not engage any compensation consultants. Mr. Gross, our
Co-Chief
Executive Officer and President, and Mr. Spohler, our
Co-Chief
Executive Officer and Chief Operating Officer, through their ownership interest in SLR Capital Partners, our investment adviser, are entitled to a portion of any profits earned by SLR Capital Partners, which includes any fees payable by us to SLR Capital Partners under the terms of the Advisory Agreement, less expenses incurred by SLR Capital Partners in performing its services under the Advisory Agreement. Messrs. Gross and Spohler do not receive any additional compensation from SLR Capital Partners in connection with the management of our portfolio.
Mr. Peteka, our Chief Financial Officer, Treasurer and Secretary and, through ACA Group, LLC, Guy Talarico, our Chief Compliance Officer, are paid by SLR Capital Management, our administrator, subject to reimbursement by us of an allocable portion of such compensation for services rendered by such persons to the Company. To the extent that SLR Capital Management outsources any of its functions, we will pay the fees associated with such functions on a direct basis without profit to SLR Capital Management.
Indemnification Agreements
We have entered into indemnification agreements with our directors. The indemnification agreements are intended to provide our directors the maximum indemnification permitted under Maryland law and the 1940 Act. Each indemnification agreement provides that SLR Investment shall indemnify the director who is a party to the agreement (an “Indemnitee”), including the advancement of legal expenses, if, by reason of his or her corporate status, the Indemnitee is, or is threatened to be, made a party to or a witness in any threatened, pending, or completed proceeding, to the maximum extent permitted by Maryland law and the 1940 Act.
Certain Relationships and Transactions
We have entered into the Advisory Agreement with SLR Capital Partners. Mr. Gross, our Chairman,
Co-Chief
Executive Officer and President, and Mr. Spohler, our
Co-Chief
Executive Officer, Chief Operating Officer and board member, are managing members and senior investment professionals of, and have financial and controlling interests in, SLR Capital Partners. In addition, Mr. Peteka, our Chief Financial Officer, Treasurer and Secretary, serves as the Chief Financial Officer for SLR Capital Partners.
SLR Capital Partners and its affiliates may also manage other funds in the future that may have investment mandates that are similar, in whole and in part, with ours. For example, SLR Capital Partners presently serves as investment adviser to private funds and managed accounts as well as to SCP Private Credit Income BDC LLC, an unlisted BDC, which focuses on investing primarily in senior secured loans, including non-traditional
asset-based loans and first lien loans and SLR HC BDC LLC, an unlisted BDC whose principal focus is to invest directly and indirectly in senior secured loans and other debt instruments typically to middle market companies within the healthcare industry. In addition, Michael S. Gross, our Chairman and
Co-Chief
Executive Officer, Bruce Spohler, our
Co-Chief
Executive Officer and Chief Operating Officer, and Richard L. Peteka, our Chief Financial Officer, serve in similar capacities for SCP Private Credit Income BDC LLC and SLR HC BDC LLC.
SLR Capital Partners and certain investment advisory affiliates may determine that an investment is appropriate for us and for one or more of those other funds. In such event, depending on the availability of such investment and other appropriate factors, SLR Capital Partners or its affiliates may determine that we should invest side-by-side
with one or more other funds. Any such investments will be made only to the extent permitted by applicable law and interpretive positions of the SEC and its staff, and consistent with SLR Capital Partners’ allocation procedures.
Related party transactions may occur among SLR Investment Corp., SLR Credit Solutions, Equipment Operating Leases LLC, Kingsbridge Holdings, LLC, Loyer Capital LLC, SLR Business Credit, SLR Healthcare ABL and SLR Equipment Finance. These transactions may occur in the normal course of business. No administrative or other fees are paid to SLR Capital Partners by SLR Credit Solutions, Equipment Operating Leases LLC, Kingsbridge Holdings, LLC, Loyer Capital LLC, SLR Business Credit, SLR Healthcare ABL or SLR Equipment Finance.
In addition, we have adopted a formal code of ethics that governs the conduct of our officers and directors. Our officers and directors also remain subject to the duties imposed by both the 1940 Act and the Maryland General Corporation Law.
Regulatory restrictions limit our ability to invest in any portfolio company in which any affiliate currently has an investment. On June 13, 2017, the Company, SLR Senior Investment Corp., and SLR Capital Partners received an exemptive order from the SEC (the “Exemptive Order”). The Exemptive Order permits us to participate in negotiated co-investment
transactions with certain affiliates, each of whose investment adviser is SLR Capital Partners, or is an investment adviser that controls, is controlled by or is under common control with SLR Capital Partners and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended, in a manner consistent with our investment objective, positions, policies, strategies and restrictions as well as regulatory requirements and other pertinent factors, and pursuant to the conditions to the Exemptive Order. We believe that it is advantageous for us to co-invest
with funds managed by SLR Capital Partners where such investment is consistent with the investment objectives, investment positions, investment policies, investment strategy, investment restrictions, regulatory requirements and other pertinent factors applicable to us.

We have entered into a license agreement with SLR Capital Partners, pursuant to which SLR Capital Partners has agreed to grant us a non-exclusive,
royalty-free license to use the marks “SOLAR” and “SLR.” In addition, pursuant to the terms of the Administration Agreement, SLR Capital Management provides us with the office facilities and administrative services necessary to conduct our day-to-day
operations.
Board Consideration of the Investment Advisory and Management Agreement
Our board of directors determined, at a virtual meeting held on November 2, 2021, to re-approve
the Advisory Agreement between the Company and SLR Capital Partners. In reliance on certain exemptive relief provided by the SEC, our board of directors undertook to ratify the Advisory Agreement at its next in-person
meeting. In its consideration of the
re-approval
of the Advisory Agreement, the board of directors focused on information it had received relating to, among other things:

•
the nature, extent and quality of advisory and other services provided by SLR Capital Partners, including information about the investment performance of the Company relative to its stated objectives and in comparison to the performance of the Company’s peer group and relevant market indices, and concluded that such advisory and other services are satisfactory and the Company’s investment performance is reasonable;

•
the experience and qualifications of the personnel providing such advisory and other services, including information about the backgrounds of the investment personnel, the allocation of responsibilities among such personnel and the process by which investment decisions are made, and concluded that the investment personnel of SLR Capital Partners have extensive experience and are well qualified to provide advisory and other services to the Company;

•
the current fee structure, the existence of any fee waivers, and the Company’s anticipated expense ratios in relation to those of other investment companies having comparable investment policies and limitations, and concluded that the current fee structure is reasonable;

•
the advisory fees charged by SLR Capital Partners to the Company, to SLR Senior Investment Corp., to SCP Private Credit Income BDC LLC and to SLR HC BDC LLC, and comparative data regarding the advisory fees charged by other investment advisers to BDCs with similar investment objectives, and concluded that the advisory fees charged by SLR Capital Partners to the Company are reasonable;

•
the direct and indirect costs, including for personnel and office facilities, that are incurred by SLR Capital Partners and its affiliates in performing services for the Company and the basis of determining and allocating these costs, and concluded that the direct and indirect costs, including the allocation of such costs, are reasonable;

•
possible economies of scale arising from the Company’s size and/or anticipated growth, and the extent to which such economies of scale are reflected in the advisory fees charged by SLR Capital Partners to the Company, and concluded that some economies of scale may be possible in the future;

•
other possible benefits to SLR Capital Partners and its affiliates arising from their relationships with the Company, and concluded that all such other benefits were not material to SLR Capital Partners and its affiliates; and

•	possible alternative fee structures or bases for determining fees, and concluded that the Company’s current fee structure and bases for determining fees are satisfactory.
Based on the information reviewed and the discussions detailed above, the board of directors, including a majority of the directors who are not “interested persons” as defined in the 1940 Act, concluded that the fees payable to SLR Capital Partners pursuant to the Advisory Agreement were reasonable, and comparable to the fees paid by other management investment companies with similar investment objectives, in relation to the services to be provided. The board of directors did not assign relative weights to the above factors or the other factors considered by it. Individual members of the board of directors may have given different weights to different factors.

Independent Registered Public Accounting Firm
The Audit Committee and the independent directors of the board of directors have selected KPMG LLP (“KPMG”) to serve as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2022.
KPMG has advised us that neither the firm nor any present member or associate of it has any material financial interest, direct or indirect, in the Company or its affiliates. It is expected that a representative of KPMG will be present at the Meeting and will have an opportunity to make a statement if he or she chooses and will be available to answer questions.
For the years ended December 31, 2021 and December 31, 2020, the Company incurred the following fees for services provided by KPMG, including expenses:
Table below in thousands

	Fiscal Year Ended December 31, 2021	Fiscal Year Ended December 31, 2020
Audit Fees	$689.6	$655.3
Audit-Related Fees	—	—
Tax Fees	170.8	165.8
All Other Fees	55.0	—

Total Fees:	$915.4	$821.1

Audit Fees:
Audit fees consist of fees billed for professional services rendered for the audit of our year-end
financial statements and quarterly reviews and services that are normally provided by KPMG in connection with statutory and regulatory filings.
Audit-Related Fees:
Audit-related services consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.
Tax Services Fees:
Tax services fees consist of fees billed for professional tax services. These services also include assistance regarding federal, state, and local tax compliance.
All Other Fees:
Other fees would include fees for products and services other than the services reported above.
Audit Committee Report
The Audit Committee of our board of directors operates under a written charter adopted by the board of directors. The Audit Committee is currently composed of Messrs. Hochberg, Wachter and Potter.
Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements in accordance with the applicable requirements of the Public Company Accounting Oversight Board (United States) and expressing an opinion in conformity with U.S. generally accepted accounting principles. The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee is also directly responsible for the appointment, compensation and oversight of the Company’s independent registered public accounting firm.

Audit Engagement Partner Selection
Under SEC rules and KPMG’s practice, the lead engagement audit partner is required to change every five years, and a new lead audit partner was appointed in 2021. The Audit Committee interviewed the lead audit partner and considered his professional qualifications in light of the Company’s needs. The Audit Committee has approved the lead audit partner.
Pre-Approval
Policy
The Audit Committee has established a
pre-approval
policy that describes the permitted audit, audit-related, tax and other services to be provided by KPMG. The policy requires that the Audit Committee pre-approve
the audit and
non-audit
services performed by the independent auditor in order to assure that the provision of such service does not impair the auditor’s independence.
Any requests for audit, audit-related, tax and other services that have not received general pre-approval
must be submitted to the Audit Committee for specific
pre-approval,
irrespective of the amount, and cannot commence until such approval has been granted. Normally, pre-approval
is provided at regularly scheduled meetings of the Audit Committee. However, the Audit Committee may delegate pre-approval
authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval
decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve
services performed by the independent registered public accounting firm to management. The Audit Committee pre-approved
100% of services described in this policy.
Review with Management
The Audit Committee has reviewed the audited financial statements and met and held discussions with management regarding the audited financial statements. Management has represented to the Audit Committee that the Company’s financial statements were prepared in accordance with the standards of the Public Company Accounting Oversight Board (United States).
Review and Discussion with Independent Registered Public Accounting Firm
The Audit Committee has reviewed and discussed the Company’s audited financial statements with management and KPMG, with and without management present. The Audit Committee included in its review results of KPMG’s examinations, the Company’s internal controls, and the quality of the Company’s financial reporting. The Audit Committee also reviewed the Company’s procedures and internal control processes designed to ensure full, fair and adequate financial reporting and disclosures, including procedures for certifications by the Company’s
Co-Chief
Executive Officers and Chief Financial Officer that are required in periodic reports filed by the Company with the SEC. The Audit Committee is satisfied that the Company’s internal control system is adequate and that the Company employs appropriate accounting and auditing procedures.
The Audit Committee also has discussed with KPMG matters relating to KPMG’s assessment about the quality, as well as the acceptability, of the Company’s accounting principles as applied in its financial reporting as required by the applicable requirements of the PCAOB. In addition, the Audit Committee has discussed with KPMG their independence from management and the Company, as well as the matters in the written disclosures received from KPMG and required by Public Company Accounting Oversight Board Rule 3520 (Auditor Independence). The Audit Committee received a letter from KPMG confirming their independence and discussed it with them. The Audit Committee discussed and reviewed with KPMG the Company’s critical accounting policies and practices, internal controls, other material written communications to management, and the scope of KPMG’s audits and all fees paid to KPMG during the fiscal year. The Audit Committee has adopted guidelines requiring review and pre-approval
by the Audit Committee of audit and
non-audit
services performed by KPMG for the Company. The Audit Committee has reviewed and considered the compatibility of KPMG’s performance of
non-audit
services with the maintenance of KPMG’s independence as the Company’s independent registered public accounting firm.
Conclusion
Based on the Audit Committee’s discussion with management and the independent registered public accounting firm, the Audit Committee’s review of the audited financial statements, the representations of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the board of directors include the audited financial statements in the Company’s Annual Report on Form
10-K
for the year ended December 31, 2021 for filing with the SEC. The Audit Committee also recommended the selection of KPMG to serve as the independent registered public accounting firm for the year ending December 31, 2022.
Respectfully Submitted,
The Audit Committee
Steven Hochberg
David S. Wachter
Leonard A. Potter
The material contained in the foregoing Audit Committee Report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL II:
APPROVAL TO AUTHORIZE THE COMPANY TO SELL SHARES OF ITS COMMON STOCK AT A PRICE OR PRICES BELOW THE COMPANY’S THEN CURRENT NET ASSET VALUE PER SHARE IN ONE OR MORE OFFERINGS, IN EACH CASE SUBJECT TO THE APPROVAL OF ITS BOARD OF DIRECTORS AND COMPLIANCE WITH THE CONDITIONS SET FORTH IN THE PROXY STATEMENT.
The Company is a
closed-end
investment company that has elected to be regulated as a BDC under the 1940 Act. The 1940 Act prohibits the Company from selling shares of its common stock at a price below the then current net asset value (“NAV”) per share of such stock, exclusive of sales compensation, unless its stockholders approve such a sale and the Company’s board of directors make certain determinations. Shares of the Company’s common stock have traded at a price both above and below their NAV since they have begun trading on the NASDAQ Global Select Market.
Pursuant to this provision, the Company is seeking the approval of its common stockholders so that it may, in one or more public or private offerings of its common stock, sell or otherwise issue shares of its common stock, not exceeding 25% of its then outstanding common stock immediately prior to each such offering, at a price below its then current NAV, subject to certain conditions discussed below. The Company’s board of directors believes that having the flexibility for the Company to sell its common stock below NAV in certain instances is in the best interests of stockholders. If the Company were unable to access the capital markets as attractive investment opportunities arise, the Company’s ability to grow over time and continue to pay distributions to stockholders could be adversely affected.
While the Company has no immediate plans to sell shares of its common stock below NAV, it is seeking stockholder approval now in order to maintain access to the markets if the Company determines it should sell shares of common stock below NAV. These sales typically must be undertaken quickly. The final terms of any such sale will be determined by the board of directors at the time of sale. Also, because the Company has no immediate plans to sell any shares of its common stock, it is impracticable to describe the transaction or transactions in which such shares of common stock would be sold. Instead, any transaction where the Company sells such shares of common stock, including the nature and amount of consideration that would be received by the Company at the time of sale and the use of any such consideration, will be reviewed and approved by the board of directors at the time of sale. There will be no limit on the percentage below NAV per share at which shares may be sold by the Company under this proposal. However, the Company does not presently intend to sell shares of its common stock at a price that is more than 20% lower than the Company’s then current NAV absent extenuating circumstances, including, but not limited to, circumstances that would require the Company to raise equity capital in order to avoid defaulting on its debt obligations. If this proposal is approved, no further authorization from the stockholders will be solicited prior to any such sale in accordance with the terms of this proposal. If approved, as required under the 1940 Act, the authorization would be effective for securities sold during a period beginning on the date of such stockholder approval and expiring on the earlier of the anniversary of the date of the Meeting or the date of the Company’s 2022 Annual Meeting of Stockholders. Stockholders have approved such proposal each year since 2011.
However, notwithstanding such stockholder approvals, since the Company’s initial public offering on February
 9, 2010, the Company has not sold any shares of its common stock in an offering that resulted in proceeds to the Company of less than the Company’s then current NAV per share.
Generally, common stock offerings by BDCs are priced based on the market price of the currently outstanding shares of common stock, less a small discount of approximately 5% (which may be higher or lower depending on market conditions), which means that such offerings are generally priced below the then current market price of the BDC’s common stock. Accordingly, even when shares of the Company’s common stock trade at a market price below NAV this proposal would permit the Company to offer and sell shares of its common stock in accordance with pricing standards that market conditions generally require, subject to the conditions described below in connection with any offering undertaken pursuant to this proposal. This Proxy

Statement is not an offer to sell securities. Securities may not be offered or sold in the United States absent registration with the SEC or pursuant to an applicable exemption from SEC registration requirements.
1940 Act Conditions for Sales below NAV
The Company’s ability to issue shares of its common stock at a price below NAV is governed by the 1940 Act. If stockholders approve this proposal, the Company will only sell shares of its common stock at a price below NAV per share if the following conditions are met:

•
a majority of the Company’s directors who are not “interested persons” of the Company as defined in the 1940 Act, and who have no financial interest in the sale, shall have approved the sale and determined that it is in the best interests of the Company and its stockholders; and

•
a majority of such directors, who are not interested persons of the Company, in consultation with the underwriter or underwriters of the offering if it is to be underwritten, have determined in good faith, and as of a time immediately prior to the first solicitation by or on behalf of the Company of firm commitments to purchase such securities or immediately prior to the issuance of such securities, that the price at which such securities are to be sold is not less than a price which closely approximates the market value of those securities, less any underwriting commission or discount, which could be substantial.

Board Approval
On August 2, 2022, the Company’s board of directors, including a majority of the independent directors who have no financial interest in this proposal, approved this proposal as in the best interests of the Company and its stockholders and is recommending that the Company’s stockholders vote in favor of this proposal to offer and sell shares of the Company’s common stock at prices that may be less than NAV. In evaluating this proposal, our board of directors, including the independent directors, considered and evaluated factors including the following, as discussed more fully below:

•	possible long-term benefits to the Company’s stockholders; and

•	possible dilution to the Company’s NAV.
Prior to approving this proposal, our board of directors met to consider and evaluate information that our management provided on the merits of our possibly raising additional capital and the merits of publicly offering shares of the Company’s common stock at a price below NAV. Our board of directors considered the objectives of a possible offering, the mechanics of an offering, establishing size parameters for an offering, the possible effects of dilution, common stock trading volume, and other matters, including that the Company’s common stock has frequently traded both above and below NAV in recent years. The board of directors evaluated a full range of offering sizes. However, the board of directors has not yet drawn any definite conclusions regarding the size of a contemplated capital raise at this time, to the extent the Company’s common stock were to trade below NAV. In determining whether or not to offer and sell common stock, including below NAV, the board of directors has a duty to act in the Company’s best interests and its stockholders and must comply with the other requirements of the 1940 Act.
Reasons to Offer Common Stock below NAV
The Company’s board of directors believes that having the flexibility for the Company to sell its common stock below NAV in certain instances is in the Company’s best interests and the best interests of its stockholders.
If the Company were unable to access the capital markets when attractive investment opportunities arise, the Company’s ability to grow over time and to continue to pay distributions to stockholders could be adversely affected. In reaching that conclusion, the Company’s board of directors considered the following possible benefits to its stockholders:
Current Market Conditions Have Attractive Opportunities
Current market opportunities have created, and we believe will continue to create for the foreseeable future, favorable opportunities to invest, including opportunities that, all else being equal, may increase the Company’s NAV over the longer-term, even if financed with the issuance of common stock below NAV. Stockholder approval of this proposal, subject to the conditions detailed below, is expected to provide the Company with the flexibility to invest in such opportunities. We believe that current market conditions provide attractive opportunities to use capital. Market conditions also have beneficial effects for capital providers, including reduced competition, more favorable pricing of credit risk, more conservative capital structures and more creditor-friendly contractual terms. Accordingly, we believe that the Company could benefit from access to capital in this constrained credit market and that the current environment should provide attractive investment opportunities. The Company’s ability to take advantage of these opportunities will depend upon its access to capital.
Greater Investment Opportunities Due to Larger Capital Resources
The Company’s board of directors believes that additional capital raised through an offering of shares of its common stock, even at a price below NAV, may help it generate additional deal flow. Based on discussions with management, the Company’s board of directors believes that greater deal flow, which may be achieved with more capital, even if such capital is obtained through the issuance of common stock below NAV, would enable the Company to be a more significant participant in the private debt and equity markets and to compete more effectively for attractive investment opportunities. Management has represented to the Company’s board of directors that such investment opportunities may be funded with proceeds of an offering of shares of the Company’s common stock at a price below NAV. However, management has not identified specific companies in which to invest the proceeds of an offering given that specific investment opportunities will change depending on the timing of an offering, if any.
Higher Market Capitalization and Liquidity May Make the Company’s Common Stock More Attractive to Investors
If the Company issues additional shares, its market capitalization and the amount of its publicly tradable common stock will increase, which may afford all holders of its common stock greater liquidity even if such additional liquidity is created through the issuance of shares below NAV. A larger market capitalization may make the Company’s stock more attractive to a larger number of investors who have limitations on the size of companies in which they invest. Furthermore, a larger number of shares outstanding may increase the Company’s trading volume, which could decrease the volatility in the secondary market price of its common stock.
Maintenance or Possible Increase of Distributions
A larger and more diversified portfolio could provide the Company with more consistent cash flow, which may support the maintenance and/or growth of its distributions. Prior to the merger of SLR Senior Investment Corp. with and into the Company on April 1, 2022 (the “Merger”), the Company generally made distributions to its stockholders quarterly; however, in connection with the Merger, the Company now generally makes distributions to its stockholders monthly, and, for the year ended December 31, 2021, the Company declared total distributions of $1.64 per share of its common stock. Although management will continue to seek to generate income sufficient to pay the Company’s distributions in the future, the proceeds of future offerings, and the investments thereof, could enable the Company to maintain and/or possibly grow its distributions, which may include a return of capital.

Reduced Expenses Per Share
An offering that increases the Company’s total assets may reduce its expenses per share due to the spreading of fixed expenses over a larger asset base. The Company must bear certain fixed expenses, such as certain administrative, governance and compliance costs that do not generally vary based on its size. On a per share basis, these fixed expenses will be reduced when supported by a larger asset base.
Status as a BDC and RIC and Maintaining a Favorable
Debt-to-Equity
Ratio
As a BDC and a regulated investment company (“RIC”) for tax purposes, the Company is dependent on its ability to raise capital through the sale of common stock. RICs generally must distribute substantially all of their earnings from dividends, interest and short-term gains to stockholders as distributions in order to achieve pass-through tax treatment, which prevents the Company from using those earnings to support new investments. Further, for the same reason BDCs, in order to borrow money or issue preferred stock, must maintain a debt to equity ratio of not more than 2:1, which requires the Company to finance its investments with at least half as much common equity as debt and preferred stock in the aggregate. Therefore, to continue to build the Company’s investment portfolio, and thereby support maintenance and growth of the Company’s distributions, the Company endeavors to maintain consistent access to capital through the public and private equity markets enabling it to take advantage of investment opportunities as they arise.
Exceeding the required 2:1
debt-to-equity
ratio would have severe negative consequences for a BDC, including an inability to pay distributions, possible breaches of debt covenants and failure to qualify for tax treatment as a RIC. Although the Company does not currently expect that it will exceed the required 2:1 debt-to-equity
ratio, the markets it operates in and the general economy remain volatile and uncertain. Even though the underlying performance of a particular portfolio company may not indicate impairment or an inability to repay indebtedness in full, the volatility in the debt capital markets may continue to impact the valuations of debt investments negatively and result in further unrealized write-downs of debt investments. Any such asset write-downs, as well as unrealized write-downs based on the underlying performance of the Company’s portfolio companies, if any, will negatively impact its stockholders’ equity and the resulting debt-to-equity
ratio. Issuing new equity will improve the Company’s
debt-to-equity
ratio. In addition to meeting legal requirements applicable to BDCs, having a more favorable debt-to-equity
ratio will also generally strengthen the Company’s balance sheet and give it more flexibility in its operations.

Trading History
Shares of BDCs may trade at a market price that is less than the value of the net assets attributable to those shares. The possibility that the Company’s shares of common stock will trade at a discount from NAV, or at premiums that are unsustainable over the long term, are separate and distinct from the risk that the Company’s NAV will decrease. Since the Company’s initial public offering on February 9, 2010, its shares of common stock have traded at both a discount and a premium to the net assets attributable to those shares. As of August 31, 2022, the Company’s shares of common stock traded at a discount equal to approximately 18.1% of the net assets attributable to those shares based upon its NAV as of June 30, 2022. It is not possible to predict whether the shares that may be offered pursuant to this approval will trade at, above, or below NAV. The following table lists the high and low closing sales prices for our common stock for each fiscal quarter since the beginning of 2020, such sales prices as a percentage of NAV per share and quarterly distributions per share.

	NAV(1)	Price Range		Premium or (Discount) of High Closing Price to NAV(2)	Premium or (Discount) of Low Closing Price to NAV(2)	Declared Distributions(3)
		High	Low
Fiscal 2022
Third Quarter (through August 31 , 2022)	*	$15.76	$13.94	*	*	$0.2733
Second Quarter	$18.53	18.19	14.17	(1.8)%	(23.5)%	0.41
First Quarter	19.56	19.26	17.68	(1.5)	(9.6)	0.41

Fiscal 2021
Fourth Quarter	$19.93	$19.90	$17.55	(0.2)%	(11.9)%	$0.41
Third Quarter	20.20	19.75	18.42	(2.2)	(8.8)	0.41
Second Quarter	20.29	19.58	17.88	(3.5)	(11.9)	0.41
First Quarter	20.26	19.35	17.35	(4.5)	(14.4)	0.41

Fiscal 2020
Fourth Quarter	$20.16	$18.14	$15.43	(10.0)%	(23.5)%	$0.41
Third Quarter	20.14	17.38	15.36	(13.7)	(23.7)	0.41
Second Quarter	20.11	17.73	11.03	(11.8)	(45.2)	0.41
First Quarter	19.24	21.15	7.55	9.9	(60.8)	0.41

(1)
NAV per share is determined as of the last day in the relevant quarter and therefore may not reflect the NAV per share on the date of the high and low sales prices. The NAVs shown are based on outstanding shares at the end of each period.

(2)	Calculated as of the respective high or low closing price divided by NAV and subtracting 1.
(3)	Represents the cash distribution for the specified quarter.
*	Not determinable at the time of filing.

Key Stockholder Considerations and Risk Factors
Dilutive Effect on NAV
Before voting on this proposal or giving proxies with regard to this matter, stockholders should consider the dilutive effect of the issuance of shares of the Company’s common stock at a price that is less than the NAV per share and the expenses associated with such issuance on the NAV per outstanding share of the Company’s common stock. Any sale of common stock at a price below NAV would result in an immediate dilution to existing common stockholders. This dilution would include reduction in the NAV per share as a result of the issuance of shares at a price below the NAV per share and a disproportionately greater decrease in a current stockholder’s interest in the earnings and assets of the Company and voting interest in the Company than the increase in the assets of the Company resulting from such issuance. It would also decrease the amount of net investment income per share available to stockholders through distributions. There will be no limit on the percentage below NAV per share at which shares may be sold by the Company under this proposal. However, the Company does not presently intend to sell shares of its common stock at a price that is more than 20% lower than the Company’s then current NAV, absent extenuating circumstances. The board of directors of the Company has considered the potential dilutive effect of the issuance of shares at a price below the NAV per share and will consider again such dilutive effect when considering whether to authorize any specific issuance of shares of common stock below NAV. The Company will not be required to obtain any additional authorization from stockholders for such offerings until the 2023 Annual Meeting of Stockholders even if the dilution from such offerings is substantial.
Dilutive Effect on Market Price and Ownership Percentage
In addition, stockholders should consider the risk that the approval of this proposal could cause the market price of the Company’s common stock to decline in anticipation of sales of its common stock below NAV, thus causing the Company’s shares to trade at a discount to NAV. The 1940 Act establishes a connection between common share sale price and NAV because, when stock is sold at a sale price below NAV per share, the resulting increase in the number of outstanding shares reduces NAV per share. Stockholders should also consider that they will have no subscription, preferential or preemptive rights to additional shares of the common stock proposed to be authorized for issuance, and thus any future issuance of common stock will dilute such stockholders’ holdings of common stock as a percentage of shares outstanding to the extent stockholders do not purchase sufficient shares in the offering or otherwise to maintain their percentage interest. Further, if current stockholders of the Company do not purchase any shares to maintain their percentage interest, regardless of whether such offering is above or below the then-current NAV, their voting power will be diluted.
Other Dilutive Considerations
The precise extent of any such dilution cannot be estimated before the terms of a common stock offering are set. As a general proposition, however, the amount of potential dilution will increase as the size of the offering increases. Another factor that will influence the amount of dilution in an offering is the amount of net proceeds that we receive from such offering. The board of directors would expect that the net proceeds to us, which is typically 95% of the market price, will be equal to the price that investors pay per share less the amount of any underwriting discounts and commissions.
As discussed above, it should be noted that the maximum number of shares issuable below NAV that could result in such dilution is limited to 25% of the Company’s then outstanding common stock immediately prior to each such offering. As a result, the maximum amount of dilution to existing stockholders will be limited to no more than 20% of the Company’s then current NAV on each offering, assuming the Company were to issue the maximum number of shares at no more than par value, or $0.01 per share. Subject to the aforementioned 25% limit that is determined prior to each offering, there is no theoretical limit on the number of times that the Company can offer its common stock below NAV during the year following the approval of this proposal.

Conflict of Interest
In reaching its recommendation to the stockholders of the Company to approve this proposal, the board of directors considered a possible source of conflict of interest due to the fact that the proceeds from the issuance of additional shares of the Company’s common stock may increase the management fees that the Company pays to SLR Capital Partners as such fees are partially based on the amount of the Company’s gross assets, as well as the effect of the following factors:

•	the costs of and benefits of a common stock offering below NAV compared to other possible means for raising capital or concluding not to raise capital;

•	the size of a common stock offering in relation to the number of shares outstanding;

•	the general condition of the securities market; and

•	any impact on operating expenses associated with an increase in capital.
The board of directors, including a majority of the independent directors who have no financial interest in this proposal, concluded that the benefits to the stockholders from increasing the Company’s capital base outweighed any possible detriment, including from any possible increase in management fees or dilution to existing stockholders.

Examples of Dilutive Effect of the Issuance of Shares Below NAV
The following table illustrates the level of NAV dilution that would be experienced by a nonparticipating stockholder in four different hypothetical offerings of different sizes and levels of discount from NAV per share, although it is not possible to predict the level of market price decline that may occur. Actual sales prices and discounts may differ from the presentation below.
The examples assume that Company XYZ has 1,000,000 common shares outstanding, $15,000,000 in total assets and $5,000,000 in total liabilities. The current NAV and NAV per share are thus $10,000,000 and $10.00, respectively. The table illustrates the dilutive effect on nonparticipating Stockholder A of (1) an offering of 50,000 shares (5% of the outstanding shares) at $9.50 per share after underwriting discounts and commissions (a 5% discount from NAV); (2) an offering of 100,000 shares (10% of the outstanding shares) at $9.00 per share after underwriting discounts and commissions (a 10% discount from NAV); (3) an offering of 200,000 shares (20% of the outstanding shares) at $8.00 per share after underwriting discounts and commissions (a 20% discount from NAV); and (4) an offering of 250,000 shares (25% of the outstanding shares) at $0.01 per share after underwriting discounts and commissions (a 100% discount from NAV).

		Example 1 5% Offering at 5% Discount		Example 2 10% Offering at 10% Discount		Example 3 20% Offering at 20% Discount		Example 4 25% Offering at 100% Discount
	Prior to Sale Below NAV	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to the Public	—	$10.00	—	$9.47	—	$8.42	—	$0.01	—
Net Proceeds per Share to Issuer	—	$9.50	—	$9.00	—	$8.00	—	$0.01	—
Decrease to NAV
Total Shares Outstanding	1,000,000	1,050,000	5.00%	1,100,000	10.00%	1,200,000	20.00%	1,250,000	25.00%
NAV per Share	$10.00	$9.98	(0.20)%	$9.91	(0.90)%	$9.67	(3.30)%	$8.00	(20.00)%
Dilution to Stockholder
Shares Held by Stockholder A	10,000	10,000	—	10,000	—	10,000	—	10,000	—
Percentage Held by Stockholder A	1.00%	0.95%	(4.76)%	0.91%	(9.09)%	0.83%	(16.67)%	0.80%	(20.00)%
Total Asset Values
Total NAV Held by Stockholder A	$100,000	$99,800	(0.20)%	$99,100	(0.90)%	$96,700	(3.30)%	$80,020	(19.98)%
Total Investment by Stockholder A(1)	$100,000	$100,000	—	$100,000	—	$100,000	—	$100,000	—
Total Dilution to Stockholder A(2)	—	$(200)	—	$(900)	—	$(3,300)	—	$(19,980)	—
Per Share Amounts
NAV per Share held by Stockholder A	—	$9.98	—	$9.91	—	$9.67	—	$8.00	—
Investment per Share held by Stockholder A(3)	$10.00	$10.00	—	$10.00	—	$10.00	—	$10.00	—
Dilution per Share held by Stockholder A(4)	—	$(0.02)	—	$(0.09)	—	$(0.33)	—	$(2.00)	—
Percentage Dilution to Stockholder A(5)	—	—	(0.20)%	—	(0.90)%	—	(3.30)%	—	(19.98)%

(1)	Assumed to be $10.00 per Share.
(2)	Represents total NAV less total investment.
(3)	Assumed to be $10.00 per Share on Shares held prior to sale.
(4)	Represents NAV per Share less Investment per Share.
(5)	Represents Dilution per Share divided by Investment per Share.

Potential Investors
The Company has not yet solicited any potential buyers of the shares that it may elect to issue in any future offering in order to comply with the federal securities laws. No shares are earmarked for management or other affiliated persons of the Company. However, members of management and other affiliated persons may participate in a common stock offering, if any, on the same terms as others.
Required Vote
Approval of this proposal requires the affirmative vote of (1) a majority of the outstanding voting securities as of the Record Date; and (2) a majority of the outstanding voting securities as of the Record Date that are not held by affiliated persons of the Company, which includes directors, officers, employees, and 5% stockholders. For purposes of this proposal, the 1940 Act defines “a majority of the outstanding voting securities” as: (1) 67% or more of the voting securities present at the Meeting if the holders of more than 50% of the outstanding voting securities of the Company are present or represented by proxy; or (2) more than 50% of the outstanding voting securities of the Company, whichever is less. Abstentions and Broker
Non-Votes
will have the effect of a vote against this proposal.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO AUTHORIZE THE COMPANY TO SELL SHARES OF ITS COMMON STOCK AT A PRICE OR PRICES BELOW THE COMPANY’S THEN CURRENT NET ASSET VALUE PER SHARE IN ONE OR MORE OFFERINGS, IN EACH CASE SUBJECT TO THE APPROVAL OF ITS BOARD OF DIRECTORS AND COMPLIANCE WITH THE CONDITIONS SET FORTH IN THE PROXY STATEMENT.

OTHER BUSINESS
The board of directors knows of no other business to be presented for action at the Meeting. If any matters do come before the Meeting on which action can properly be taken, it is intended that the proxies shall vote in accordance with the judgment of the person or persons exercising the authority conferred by the proxy at the Meeting. The submission of a proposal does not guarantee its inclusion in the Company’s proxy statement unless certain securities law requirements are met.
AVAILABLE INFORMATION
We are required to file with or submit to the SEC annual, quarterly and current periodic reports, proxy statements and other information meeting the informational requirements of the Exchange Act. The SEC maintains an Internet site that contains reports, proxy and information statements and other information filed electronically by us with the SEC, which are available on the SEC’s website at
http://www.sec.gov.
Copies of these reports, proxy and information statements and other information may be obtained, after paying a duplicating fee, by electronic request at the following
e-mail
address: publicinfo@sec.gov. This information will also be available free of charge by contacting us at SLR Investment Corp., 500 Park Avenue, New York, NY 10022, by telephone at (212)
993-1670,
or on our website at
http://www.slrinvestmentcorp.com
.
DELIVERY OF PROXY MATERIALS
Please note that only one copy of the 2022 Proxy Statement, the 2021 Annual Report or Notice of Annual Meeting may be delivered to two or more stockholders of record of the Company who share an address unless we have received contrary instructions from one or more of such stockholders. We will deliver promptly, upon request, a separate copy of any of these documents to stockholders of record of the Company at a shared address to which a single copy of such documents was delivered. Stockholders who wish to receive a separate copy of any of these documents, or to receive a single copy of such documents if multiple copies were delivered, now or in the future, should submit their request by calling us at (212)
993-1670
or by writing to Richard L. Peteka, Corporate Secretary, SLR Investment Corp., 500 Park Avenue, New York, New York 10022.
SUBMISSION OF STOCKHOLDER PROPOSALS
The Company currently expects that the 2023 Meeting of Stockholders will be held in October 2023, but the exact date, time, and location of such meeting have yet to be determined. A stockholder who intends to present a proposal at that annual meeting pursuant to the SEC’s Rule
14a-8
must submit the proposal in writing to the Company at its principal address of 500 Park Avenue, New York, New York 10022, and the Company must receive the proposal no later than May 16, 2023 in order for the proposal to be considered for inclusion in the Company’s proxy statement for that meeting. The submission of a proposal does not guarantee its inclusion in the Company’s proxy statement.
Stockholder proposals or director nominations to be presented at the 2023 Annual Meeting of Stockholders, other than stockholder proposals submitted pursuant to the SEC’s Rule
14a-8,
must be delivered to, or mailed and received at, the principal executive offices of the Company not less than 120 days or more than 150 days in advance of the one year anniversary of the date of the Company’s proxy statement for the 2022 Annual Meeting of Stockholders. For the 2023 Annual Meeting of Stockholders, the Company must receive such proposals and nominations between April 16, 2023 and May 16, 2023. If the date of the 2023 Annual Meeting of Stockholders is advanced or delayed by more than thirty (30) calendar days from the first anniversary of the date of the 2022 Annual Meeting of Stockholders, stockholder proposals or director nominations to be timely, must be so received not less than 120 days or more than 150 days prior to the date of the 2023 Annual Meeting of

Stockholders, or not later than the tenth day following the day on which public announcement of the date of the 2023 Annual Meeting of Stockholders is first made. Proposals must also comply with the other requirements contained in the Company’s Bylaws, including supporting documentation and other information. Proxies solicited by the Company will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority.
Notices of intention to present proposals at the 2023 Annual Meeting of Stockholders should be addressed to Richard L. Peteka, Corporate Secretary, SLR Investment Corp., 500 Park Avenue, New York, New York 10022. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.
SUBMISSION OF COMPLAINTS
The Company’s Audit Committee has established guidelines and procedures regarding the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters (collectively, “Accounting Matters”). Persons with complaints or concerns regarding Accounting Matters may submit their complaints to the Company’s Chief Compliance Officer. Persons who are uncomfortable submitting complaints to the Chief Compliance Officer, including complaints involving the Chief Compliance Officer, may submit complaints directly to the Company’s Audit Committee Chairman. Complaints may be submitted on an anonymous basis.
The Chief Compliance Officer may be contacted at:
Chief Compliance Officer
SLR Investment Corp.
500 Park Avenue
New York, New York 10022
The Audit Committee Chair may be contacted at:
Steven Hochberg
Audit Committee Chair
SLR Investment Corp.
500 Park Avenue
New York, New York 10022
You are cordially invited to participate in the Meeting. Whether or not you plan to attend the Meeting virtually, you are requested to complete, date, sign and promptly return the accompanying proxy card in the enclosed postage-paid, self-addressed envelope, or to vote by telephone or through the Internet.

By Order of the Board of Directors

Richard L. Peteka
Corporate Secretary
New York, New York
September 13, 2022

PRIVACY NOTICE
We endeavor to maintain the privacy of our recordholders and to safeguard their non-public
personal information. The following information is provided to help you understand what personal information we collect, how we protect that information and why, in certain cases, we may share information with select other parties.
Generally, we will not receive any
non-public
personal information about recordholders of the common stock of the Company, although certain of our recordholders’
non-public
information may become available to us. The
non-public
personal information that we may receive falls into the following categories:

•	Information we receive from recordholders, whether we receive it orally, in writing or electronically. This includes recordholders’ communications to us concerning their investment;

•	Information about recordholders’ transactions and history with us; and

•	Other general information that we may obtain about recordholders, such as demographic and contact information such as address.
We disclose
non-public
personal information about recordholders:

•	to our affiliates (such as SLR and our administrator) and their employees for everyday business purposes;

•
to our service providers (such as our accountants, attorneys, custodians, transfer agent, underwriter and proxy solicitors) and their employees as is necessary to service recordholder accounts or otherwise provide the applicable service;

•	to comply with court orders, subpoenas, lawful discovery requests, or other legal or regulatory requirements; or

•	as allowed or required by applicable law or regulation.
When the Company shares
non-public
recordholder personal information referred to above, the information is made available for limited business purposes and under controlled circumstances designed to protect our recordholders’ privacy. The Company does not permit use of recordholder information for any non-
business or marketing purpose, nor does the Company permit third parties to rent, sell, trade or otherwise release or disclose information to any other party.
The Company’s service providers, such as SLR, its administrator, and its transfer agent, are required to maintain physical, electronic, and procedural safeguards to protect recordholder non-public
personal information; to prevent unauthorized access or use; and to dispose of such information when it is no longer required.
Personnel of affiliates may access recordholder information only for business purposes. The degree of access is based on the sensitivity of the information and on personnel need for the information to service a recordholder’s account or comply with legal requirements.
If a recordholder ceases to be a recordholder, we will adhere to the privacy policies and practices as described above. We may choose to modify our privacy policies at any time. Before we do so, we will notify recordholders and provide a description of our privacy policy.

SLR INVESTMENT CORP.
500 PARK AVENUE
NEW YORK, NY 10022

VOTE BY INTERNET
Before The Meeting
- Go to
www.proxyvote.com
or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
During The Meeting
- Go to
www.virtualshareholdermeeting.com/SLRC2022
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D89889-P79646                    KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SLR INVESTMENT CORP.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.
1. The election of the following person as a director of SLR Investment Corp., who will serve as director of SLR Investment Corp. until 2025, or until his successor is duly elected and qualified.
Nominee:
1a. David S. Wachter	For	Withhold

	For	Against	Abstain

 2.    To authorize SLR Investment Corp. to sell shares of its common stock at a price or prices below SLR Investment Corp.’s then current net asset value per share in one or more offerings, in each case subject to the approval of its board of directors and compliance with the conditions set forth in the proxy statement (including, without limitation, that the number of shares issued does not exceed 25% of SLR Investment Corp.’s then outstanding common stock immediately prior to each such offering).

3. To vote upon such other business as may properly come before the Meeting or any postponement or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com
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D89890-P79646

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
DIRECTORS OF SLR INVESTMENT CORP.
FOR THE ANNUAL MEETING OF STOCKHOLDERS
OCTOBER 26, 2022
The undersigned stockholder of SLR Investment Corp. (the "Company") acknowledges receipt of the Notice of Annual Meeting of Stockholders of the Company and hereby appoints Michael S. Gross and Bruce Spohler, and each of them, and each with full power of substitution, to act as attorneys and proxies for the undersigned to vote all the shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held virtually on October 26, 2022, at 11:00 a.m., Eastern Time, and at all postponements or adjournments thereof, as indicated on this proxy. You will be able to participate in the Meeting, vote and submit your questions via live webcast by visiting www.virtualshareholdermeeting.com/SLRC2022.
THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED ON THE REVERSE SIDE; where no choice is specified, it will be voted FOR Proposals 1 and 2, and in the discretion of the proxies with respect to any other matters that may properly come before the meeting.
Please vote, sign and date this proxy on the reverse side and return it promptly in the enclosed envelope.

(CONTINUED ON REVERSE SIDE)